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                                                                    EXHIBIT 32.1


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Alaska Communications Systems Holdings, Inc. (the "Company") on Form 10-K/A for the fiscal year ending December 31, 2004 (the "Report"), I, Liane Pelletier, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as created by
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  November 2, 2005           /s/ Liane Pelletier
                                  --------------------------------------------
                                  Liane Pelletier
                                  Chief Executive Officer,
                                  Chairman of the Board and President
                                  Alaska Communications Systems Holdings, Inc.